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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated June 23, 2017 (except for Note 14(c), as to which the date is September 18, 2017, and for Note 14(d), as to which the date is October 10, 2017), with respect to the consolidated financial statements of OptiNose, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220515) and related Prospectus of OptiNose, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 12, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm